   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1998.
                                                  REGISTRATION NO. 333-18831.
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                                SPORT-HALEY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    COLORADO
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   84-1111669
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              4600 EAST 48TH AVENUE
                             DENVER, COLORADO 80216
                            TELEPHONE: (303) 320-8800
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ROBERT G. TOMLINSON
                              4600 EAST 48TH AVENUE
                             DENVER, COLORADO 80216
                            TELEPHONE: (303) 320-8800
       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             ROBERT W. WALTER, ESQ.
                     BERLINER ZISSER WALTER & GALLEGOS, P.C.
                         SUITE 4700, 1700 LINCOLN STREET
                             DENVER, COLORADO 80203
                            TELEPHONE: (303) 830-1700

                                 --------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
                 AS SOON AS PRACTICABLE AFTER THE REGISTRATION
                          STATEMENT BECOMES EFFECTIVE.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                                             CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                          AMOUNT         PROPOSED          PROPOSED MAXIMUM       AMOUNT OF
                TITLE OF EACH CLASS OF                    TO BE      MAXIMUM OFFERING         AGGREGATE         REGISTRATION
             SECURITIES TO BE REGISTERED                REGISTERED   PRICE PER UNIT(1)    OFFERING PRICE(1)          FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock..........................................    90,000         $13.75              $1,237,500            $375.00
----------------------------------------------------------------------------------------------------------------------------------

(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(o).

                      -------------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

===============================================================================

                                EXPLANATORY NOTE

    A total of 90,000 shares of Common Stock of Sport-Haley, Inc. were registered under the Securities Act of 1933, as amended, by the filing of a Registration Statement on Form S-3 (File No. 333-18831) (the "Registration Statement"). The Registration Statement was declared effective on January 21, 1997.

    In accordance with the undertakings contained in the Registration Statement, the undersigned Registrant hereby removes from registration by means of this post-effective amendment the 22,250 shares of Common Stock which remained unsold at the termination of the offering.

                                       SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on December 17, 1998.

                                          SPORT-HALEY, INC.



                                       By: /s/ ROBERT G. TOMLINSON
                                          ------------------------------------
                                           Robert G. Tomlinson,
                                           Chairman of the Board and
                                           Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                                 TITLE                              DATE
          ---------                                 -----                              ----

  /s/ ROBERT G. TOMLINSON                 Chairman of the Board and              December 17, 1998
--------------------------                Chief Executive Officer
      Robert G. Tomlinson                 (Principal Executive Officer)


  /s/ ROBERT W. HALEY                     President and Director                 December 17, 1998
--------------------------
      Robert W. Haley


  /s/ STEVE S. AUGER                      Treasurer (Principal Financial         December 17, 1998
--------------------------                and Accounting Officer)
      Steve S. Auger


  /s/ MARK J. STEVENSON                   Director                               December 17, 1998
--------------------------
      Mark J. Stevenson


  /s/ RONALD J. NORICK                    Director                               December 17, 1998
--------------------------
      Ronald J. Norick


  /s/ JAMES H. EVEREST                    Director                               December 17, 1998
--------------------------
      James H. Everest





                                        2